Exhibit 99.1

Pingtan Marine Enterprise Schedules 2018 Fourth Quarter and Year-End Financial Results and Conference Call on March 18, 2019

FUZHOU, China, March 8, 2019 /PRNewswire/ -- Pingtan Marine Enterprise Ltd. (Nasdaq: PME), ("Pingtan," or the "Company"), a global fishing company based in the People's Republic of China (PRC), announced today that it expects to release its financial results for the fourth quarter and year-ended December 31, 2018, after the market closes on Friday, March 15, 2019 and will conduct its quarterly conference call to discuss these results at 8:30 a.m. ET on Monday, March 18, 2019.

Conference Call Details

Monday, March 18, 2019 - 8:30 a.m. ET.
Participant Dial-In Numbers:
(United States):	877-407-0310
(International):	201-493-6786

Webcast

To listen to the live webcast, please go to http://www.ptmarine.com and click on the conference call link at the top of the page, or go to: https://78449.themediaframe.com/dataconf/productusers/pme/mediaframe/29163/indexl.html. This webcast will be archived and accessible through the Company's website for approximately 30 days following the call.

About Pingtan

Pingtan is a global fishing company engaging in ocean fishing through its subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing.

CONTACT:
Roy Yu
Chief Financial Officer
Pingtan Marine Enterprise Ltd.
Tel: +86 591 87271753
ryu@ptmarine.net

Maggie Li
Investor Relations Manager
Pingtan Marine Enterprise Ltd.
Tel: +86 591 8727 1753
mli@ptmarine.net

INVESTOR RELATIONS:
The Equity Group Inc.
Katherine Yao, Senior Associate
Tel: +86 10 5661 7012
kyao@equityny.com